Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2011

SECOND QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 26, 2011) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces second quarter 2011 financial results and a quarterly dividend of $0.18 per common share. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Second Quarter 2011 Financial Results:

•	Net income of $1.3 million

•	Diluted earnings per share $0.40

•	Net interest margin of 4.32%

•	Allowance for loan losses at 1.95% of total loans

•	Non maturity deposit growth of $11.3 million since March 31, 2011

•	Total equity to assets of 9.70%

•	Dividend of $0.18 per share

John R. Milleson, President and CEO, stated “During the second quarter, the Bank continued to make a steady profit with earnings of $1.3 million compared to $1.2 million in the first quarter. Our strong core earnings are allowing us to continue to conservatively provision against potential loan losses. Our move into Loudoun County, combined with our other successful branch locations, has generated strong core deposit growth over the past quarter. Loan demand, however, continues to be anemic even as we strive to invest the deposit growth in earning assets. Once again we are pleased to declare a $0.18 per share dividend to be paid on August 15, 2011. This is a $0.01 increase over the dividend paid in August 2010.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended June 30, 2011 was unchanged at $5.6 million when compared to that for the quarter ended March 31, 2011. Net interest income was $5.5 million for the quarter ended June 30, 2010.

Total loan interest income was $5.7 million for the quarter ended June 30, 2011, reflecting a decrease of $20,000 from the quarter ended March 31, 2011. Total loan interest income was $5.9 million for the quarter ended June 30, 2010. Average loans for the quarter ended June 30, 2011 were $403.1 million compared to $408.2 million for the quarter ended March 31, 2011. Total average accruing loans were $398.1 million for the three months ended June 30, 2011 and $400.7 million for the quarter ended March 31, 2011. For the second quarter of 2010, total average loans were $406.1 million and average accruing loans were $399.3 million. The tax equivalent yield on average loans for the quarter ended June 30, 2011 was 5.71%, down one basis point from 5.72% for the quarter ended March 31, 2011. Interest income from the investment portfolio was $1.1 million for the quarters ended June 30, 2011 and March 31, 2011. Average investments were $116.1 million for the quarter ended June 30, 2011 and $113.8 million for the quarter ended March 31, 2011. Interest income from the investment portfolio was also $1.1 million for the quarter ended June 30, 2010.

Total interest expense for the three months ended June 30, 2011 and March 31, 2011 was $1.3 million. The average cost of interest bearing liabilities decreased four basis points when comparing the quarter ended June 30, 2011 to the quarter ended March 31, 2011. The average balance of interest bearing liabilities increased $4.6 million from the quarter ended March 31, 2011. The net interest margin was 4.32% for the quarter ended June 30, 2011 and 4.39% for the quarter March 31, 2011. For the quarter ended June 30, 2010, total interest expense was $1.4 million and the net interest margin was 4.38%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $8.7 million or 1.52% of total assets at March 31, 2011 to $8.6 million or 1.47% of total assets at June 30, 2011. This decrease mostly resulted from the charge off of non-accrual loans. During the second quarter of 2011, the Bank placed seven loans on non-accrual status. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these non-accrual loans. Most of the non-accrual loans are secured by real estate and have allocated specific allowances. Four real estate assets valued at $1.9 million had been foreclosed upon during the second quarter of 2011 while the Bank sold three pieces of other real estate owned recorded at a net value of $858,000 during the same period. Loans greater than 90 days past due and still accruing increased from $4,000 at March 31, 2011 to $492,000 at June 30, 2011. Nonperforming assets were $9.5 million or 1.70% of total assets at June 30, 2010.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At June 30, 2011, the Company had 23 troubled debt restructurings totaling $8.8 million. All but three of the loans, totaling $484,000, are performing loans.

The Company realized $343,000 in net charge-offs for the quarter ended June 30, 2011 versus $734,000 for the three months ended March 31, 2011. The Company has a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge-offs for the quarter ended June 30, 2010 were $499,000.

Provisions for loan losses were $900,000 for the three months ended June 30, 2011 and March 31, 2011. The provisions for loan losses for the quarter ended June 30, 2010 were $750,000. The allowance for loan losses was $7.8 million, or 1.95% of total outstanding loans, at June 30, 2011. At March 31, 2011 and June 30, 2010, the allowance for loan losses was $7.3 million and $6.5 million, respectively. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Given the current economic environment, it is anticipated there could be an increase in past due loans, nonperforming loans and other real estate owned. However, the increase is not expected to be as significant as that experienced during 2010. The Company is committed to maintaining an allowance at a level adequate to mitigate any negative impact resulting from such increases and that adequately reflects the risk inherent in the loan portfolio.

Non-Interest Income and Non-Interest Expense

Non-interest income was $1.5 million for the quarter ended June 30, 2011 and $1.4 million for the quarter ended March 31, 2011. Income from other service charges and fees increased $65,000 or 8.4% for the quarter ended June 30, 2011 when compared to the quarter ended March 31, 2011. This increase resulted from increases in various items, including ATM fees and commissions on the sales of non-deposit investments. Net losses of $134,000 were recognized on the sales of repossessed assets for the quarter ended June 30, 2011 while net losses of $48,000 and $123,000 had been recognized on the sales repossessed assets for the quarters ended March 31, 2011 and June 30, 2010, respectively. Additionally, net gains of $163,000 were realized on the sales of investment securities for the quarter ended June 30, 2011. Noninterest income for the three months ended June 30, 2010 was $1.4 million.

Noninterest expense was $4.4 million for the quarter ended June 30, 2011. This represents a slight decrease of $60,000 or 1.3% from $4.5 million for the quarter ended March 31, 2011. The decrease results from decreases in various expenses such as other real estate owned expenses and outside consulting services. Additionally, the Company changed its broker dealer for its non-deposit investment sales program and received a $75,000 payment from the new broker dealer to help offset conversions expenses and or loss of revenue realized by the Company during the conversion. The Company continues to diligently manage and monitor its other operating expenses Total noninterest expense for the quarter ended June 30, 2010 was $4.1 million.

Total Consolidated Assets

Total consolidated assets of the Company at June 30, 2011 were $582.4 million, which represented an increase of $11.0 million or 1.9% from total assets of $571.3 million at March 31, 2011. At June 30, 2010, total consolidated assets were $558.9 million. Cash and due from banks increased $9.0 million from $30.8 million at March 31, 2011. Total loans decreased from $403.9 million at March 31, 2011 to $402.5 at June 30, 2011. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. Total loans were $410.7 million at June 30, 2010.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $9.4 million to $450.0 million at June 30, 2011 from $440.6 million at March 31, 2011. At June 30, 2010, total deposits were $421.5 million. The Company held $19.0 million in brokered deposits at June 30, 2011 and March 31, 2011. At June 30, 2010 brokered deposits were $19.9 million.

Fed funds purchased and securities sold under agreement to repurchase decreased $810,000 since March 31, 2011 and were $13.2 million at June 30, 2011. Fed funds purchased and securities sold under agreement to repurchase were $15.0 million at June 30, 2010. Borrowings with the Federal Home Loan Bank of Atlanta were unchanged from March 31, 2011 at $52.3 million at June 30, 2011. Borrowings with the Federal home Loan Bank of Atlanta were $57.3 million at June 30, 2010.

Equity

Shareholders’ equity at June 30, 2011 was $56.5 million, reflecting an increase of $1.8 million from $54.7 million at March 31, 2011. At June 30, 2010 shareholders’ equity was $54.4 million. The book value of the Company at June 30, 2011 was $17.23 per common share. Total common shares outstanding were 3,297,098 at June 30, 2011. On July 20, 2011, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of August 1, 2011 and payable on August 15, 2011.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	2Q11	1Q11	4Q10	3Q10	2Q10

Net Income (dollars in thousands)	$1,323	$1,167	$462	$81	$1,484
Earnings per share, basic	$0.40	$0.36	$0.14	$0.03	$0.46
Earnings per share, diluted	$0.40	$0.36	$0.14	$0.02	$0.46

Return on average total assets	0.92%	0.84%	0.33%	0.06%	1.07%
Return on average total equity	9.58%	8.79%	3.36%	0.59%	11.13%
Dividend payout ratio	45.00%	50.00%	128.57%	566.67%	36.96%
Fee revenue as a percent of total revenue	20.65%	20.48%	20.22%	21.01%	20.88%

Net interest margin(1)	4.32%	4.39%	4.41%	4.31%	4.38%
Yield on average earning assets	5.26%	5.35%	5.41%	5.34%	5.45%
Yield on average interest-bearing liabilities	1.22%	1.26%	1.31%	1.35%	1.39%
Net interest spread	4.03%	4.09%	4.10%	3.99%	4.06%
Tax equivalent adjustment to net interest income (dollars in thousands)	$202	$193	$202	$198	$202

Non-interest income to average assets	1.08%	1.01%	0.90%	1.04%	1.00%
Non-interest expense to average assets	3.10%	3.25%	3.07%	3.03%	2.97%

Efficiency ratio(2)	60.70%	62.40%	59.10%	59.22%	57.56%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. Total non-interest income, excluding gains and losses on the investment portfolio and sales of repossessed assets, for the five quarters reflected in the table above was $1.5 million. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	2Q11	1Q11	4Q10	3Q10	2Q10
BALANCE SHEET RATIOS
Loans to deposits	89.44%	91.67%	95.26%	96.78%	97.45%
Average interest-earning assets to average-interest bearing liabilities	130.75%	130.62%	131.31%	130.60%	130.10%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.18	$0.18	$0.17
Book value	$17.23	$16.76	$16.50	$16.86	$16.85
Tangible book value	$17.23	$16.76	$16.50	$16.86	$16.84
SHARE PRICE DATA
Closing price	$17.95	$16.22	$16.50	$17.00	$16.00
Diluted earnings multiple(1)	11.22	11.26	29.46	212.50	8.70
Book value multiple(2)	1.04	0.97	1.00	1.10	0.95
COMMON STOCK DATA
Outstanding shares at end of period	3,297,098	3,279,940	3,262,249	3,254,204	3,226,923
Weighted average shares outstanding	3,286,551	3,274,898	3,243,292	3,249,236	3,236,763
Weighted average shares outstanding, diluted	3,294,331	3,281,586	3,250,868	3,259,231	3,245,229
CAPITAL RATIOS
Total equity to total assets	9.70%	9.57%	9.64%	9.82%	9.73%
CREDIT QUALITY
Net charge-offs to average loans	0.09%	0.18%	0.70%	1.51%	0.49%
Total non-performing loans to total loans	1.21%	1.48%	2.05%	2.44%	1.84%
Total non-performing assets to total assets	1.47%	1.52%	1.83%	2.18%	1.70%
Non-accrual loans to:
total loans	1.09%	1.48%	2.05%	2.39%	1.51%
total assets	0.75%	1.04%	1.50%	1.77%	1.11%
Allowance for loan losses to:
total loans	1.95%	1.80%	1.74%	1.90%	1.59%
non-performing assets	91.58%	83.96%	69.77%	64.20%	69.04%
non-accrual loans	178.57%	121.97%	84.89%	79.35%	105.45%
NON-PERFORMING ASSETS: (dollars in thousands)
Loans delinquent over 90 days	$492	$4	$10	$208	$1,366
Non-accrual loans	4,387	5,966	8,377	9,870	6,204
Other real estate owned and repossessed assets	3,675	2,697	1,805	2,122	1,906
NET LOAN CHARGE-OFFS (RECOVERIES): (dollars in thousands)
Loans charged off	$684	$834	$3,045	$1,618	$531
(Recoveries)	(341)	(100)	(149)	(58)	(32)
Net charge-offs (recoveries)	343	734	2,896	1,560	499
PROVISION FOR LOAN LOSSES (dollars in thousands)	$900	$900	$2,175	$2,850	$750
ALLOWANCE FOR LOAN LOSS SUMMARY (dollars in thousands)
Balance at the beginning of period	$7,277	$7,111	$7,832	$6,542	$6,291
Provision	900	900	2,175	2,850	750
Net charge-offs (recoveries)	343	734	2,896	1,560	499
Balance at the end of period	$7,834	$7,277	$7,111	$7,832	$6,542

(1)	The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Unaudited	Audited	Unaudited	Unaudited
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Assets
Cash and due from banks	$39,769	$30,769	$13,468	$12,439	$18,951
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	116,783	113,360	113,775	112,175	107,104
Loans, net of allowance for loan losses	394,640	396,631	401,338	405,075	404,177
Bank premises and equipment, net	15,772	15,826	15,712	15,881	15,591
Other assets	15,407	14,752	14,045	13,402	13,059

Total assets	$582,371	$571,338	$558,338	$558,972	$558,882

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$104,786	$103,568	$97,754	$97,409	$94,354
Savings and interest bearing demand deposits	193,729	183,660	184,548	177,798	177,999
Time deposits	151,459	153,390	146,492	151,456	149,098

Total deposits	$449,974	$440,618	$428,794	$426,663	$421,451
Federal funds purchased and securities sold under agreements to repurchase	13,240	14,050	14,395	14,920	14,987
Federal Home Loan Bank advances	52,250	52,250	52,250	52,250	57,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,201	2,507	1,853	3,047	3,616
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$525,882	$516,642	$504,509	$504,097	$504,521

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,199	8,159	8,124	8,090	8,067
Surplus	9,434	9,208	9,076	8,930	8,733
Retained earnings	36,730	35,997	35,420	35,544	36,014
Accumulated other comprehensive income	2,126	1,332	1,209	2,311	1,547

Total shareholders’ equity	$56,489	$54,696	$53,829	$54,875	$54,361

Total liabilities and shareholders’ equity	$582,371	$571,338	$558,338	$558,972	$558,882

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Interest and Dividend Income
Interest and fees on loans	$5,711	$5,731	$5,974	$5,875	$5,873
Interest on federal funds sold	—	—	—	—	8
Interest and dividends on securities available for sale:
Taxable interest income	739	714	520	753	621
Interest income exempt from federal income taxes	336	327	330	320	324
Dividends	65	61	227	—	108
Interest on deposits in banks	13	6	11	1	—

Total interest and dividend income	$6,864	$6,839	$7,062	$6,949	$6,934

Interest Expense
Interest on deposits	$635	$661	$693	$741	$765
Interest on federal funds purchased and securities sold under agreements to repurchase	91	90	96	97	96
Interest on Federal Home Loan Bank advances	453	438	468	461	460
Interest on trust preferred capital notes	79	78	80	80	79

Total interest expense	$1,258	$1,267	$1,337	$1,379	$1,400

Net interest income	$5,606	$5,572	$5,725	$5,570	$5,534
Provision For Loan Losses	900	900	2,175	2,850	750

Net interest income after provision for loan losses	$4,706	$4,672	$3,550	$2,720	$4,784

Noninterest Income
Income from fiduciary activities	$241	$268	$207	$248	$222
Service charges on deposit accounts	396	387	423	438	477
Other service charges and fees	839	774	786	794	745
(Loss) Gain on the sale of bank premises and equipment	—	—	(83)	—	—
(Loss) on the sale of repossessed assets	(134)	(48)	(92)	3	(123)
(Loss) on sales of AFS securities	163	—	—	—	—
Other operating income	37	24	36	(8)	62

Total noninterest income	$1,542	$1,405	$1,277	$1,475	$1,383

Noninterest Expenses
Salaries and employee benefits	$2,487	$2,413	$2,396	$2,334	$2,344
Occupancy expenses	282	309	309	260	281
Equipment expenses	183	161	156	172	144
Advertising and marketing expenses	125	125	97	138	95
Stationery and supplies	69	99	65	69	47
ATM network fees	132	114	145	194	265
FDIC assessment	177	199	181	179	178
Other operating expenses	989	1,084	1,007	943	751

Total noninterest expenses	$4,444	$4,504	$4,356	$4,289	$4,105

Income before income taxes	1,804	$1,573	$471	$(94)	$2,062
Income Tax Expense	481	406	9	(175)	578

Net income	$1,323	$1,167	$462	$81	$1,484

Earnings Per Share
Net income per common share, basic	$0.40	$0.36	$0.14	$0.03	$0.46

Net income per common share, diluted	$0.40	$0.36	$0.14	$0.02	$0.46

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	June 30, 2011			March 31, 2011			June 30, 2010
		Interest			Interest			Interest
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Securities:
Taxable	$79,749	$3,225	4.04%	$78,892	$3,146	3.99%	$70,278	$2,924	4.16%
Tax-Exempt (1)	36,342	2,042	5.62%	34,947	2,009	5.75%	34,022	1,969	5.79%

Total Securities	$116,091	$5,267	4.54%	$113,839	$5,155	4.53%	$104,299	$4,893	4.69%

Loans:
Taxable	$393,202	$22,685	5.77%	$395,604	$23,044	5.83%	$393,474	$23,287	5.92%
Non-accrual	5,071	—	0.00%	7,502	—	0.00%	6,771	—	0.00%
Tax-Exempt (1)	4,868	337	6.92%	5,101	300	5.89%	5,815	409	7.03%

Total Loans	$403,141	$23,021	5.71%	$408,207	$23,344	5.72%	$406,060	$23,696	5.84%
Federal funds sold	—	—	0.00%	0	0	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	25,021	52	0.21%	10,673	24	0.55%	14,588	20	0.14%

Total earning assets	$539,182	$28,340	5.26%	$532,719	$28,523	5.35%	$524,947	$28,609	5.45%

Allowance for loan losses	(7,531)			(7,360)			(6,037)
Total non-earning assets	42,806			36,800			35,541

Total assets	$574,457			$562,159			$554,451

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$69,553	$177	0.26%	$69,966	$220	0.31%	$68,958	$310	0.45%
Money market accounts	72,754	379	0.52%	68,546	360	0.53%	65,287	429	0.66%
Savings accounts	45,000	58	0.13%	43,169	56	0.13%	40,964	80	0.20%
Time deposits:
$100,000 and more	63,045	631	1.00%	64,200	689	1.07%	46,741	623	1.33%
Less than $100,000	88,651	1,298	1.46%	87,985	1,357	1.54%	102,087	1,626	1.59%

Total interest-bearing deposits	$339,003	$2,544	0.75%	$333,866	$2,682	0.80%	$324,037	$3,068	0.95%
Federal funds purchased and securities sold under agreements to repurchase	13,905	369	2.65%	14,493	363	2.51%	14,981	370	2.47%
Federal Home Loan Bank advances	52,250	1,816	3.48%	52,250	1,777	3.41%	57,250	1,846	3.22%
Trust preferred capital notes	7,217	317	4.40%	7,217	317	4.40%	7,217	317	4.39%

Total interest-bearing liabilities	$412,375	$5,046	1.22%	$407,826	$5,139	1.26%	$403,485	$5,601	1.39%

Noninterest-bearing liabilities:
Demand deposits	104,133			98,518			94,304
Other Liabilities	2,585			1,968			3,203

Total liabilities	$519,093			$508,312			$500,992
Shareholders’ equity	55,364			53,847			53,459

Total liabilities and shareholders’ equity	$574,457			$562,159			$554,451

Net interest income		$23,294			$23,384			$23,008

Net interest spread			4.03%			4.09%			4.06%
Interest expense as a percent of average earning assets			0.94%			0.96%			1.07%
Net interest margin			4.32%			4.39%			4.38%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

GAAP Financial Measurements:
Interest Income - Loans	$5,711	$5,731	$5,974	$5,875	$5,873
Interest Income - Securities and Other Interest-Earnings Assets	1,153	1,108	1,088	1,074	1,061
Interest Expense - Deposits	635	661	693	741	765
Interest Expense - Other Borrowings	623	606	644	638	635

Total Net Interest Income	$5,606	$5,572	$5,725	$5,570	$5,534

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$29	$25	$32	$33	$35
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	173	168	170	165	167

Total Tax Benefit on Tax-Exempt Interest Income	$202	$193	$202	$198	$202

Tax-Equivalent Net Interest Income	$5,808	$5,765	$5,927	$5,768	$5,736